EXHIBIT 10.1

DATATRAK INTERNATIONAL, INC.

SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this “Agreement”), is made and entered into effective as of December 23, 2004, by and among DATATRAK International, Inc., an Ohio corporation (the “Company”), and the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

1. Authorization of Sale of the Purchased Shares

     This Agreement provides for the sale of certain of the common shares, without par value (the “Common Shares”), of the Company. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 600,000 Common Shares (the “Purchased Shares”) to the Purchasers.

2. Agreement to Sell and Purchase the Purchased Shares

     2.1 Purchase and Sale

     Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Purchased Shares set forth opposite such Purchaser’s name on Schedule A attached hereto.

     2.2 Purchase Price

     The purchase price of each Purchased Share shall be $9.50 (the “Per Share Price”). The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the Per Share Price hereunder accordingly, sell (i) Common Shares at a price per Common Share of less than the Per Share Price, or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, the Company’s Common Shares at a conversion, exchange or exercise price per Common Share of less than the Per Share Price. In the event the Company shall, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date, sell any of the Company’s Common Shares at, or any instruments that can be converted into or otherwise exchanged for the Company’s Common Shares (the “Subsequent Sale”) exercisable at, a price per Common Share (the “Subsequent Purchase Price”) of less than the Per Share Price, the Company shall, within ten (10) business days of the Subsequent Sale, pay to the Purchaser a cash amount equal to the number of Purchased Shares times the difference between the Per Share Price and the Subsequent Purchase Price.

     2.3 Warrants

     Subject to the terms and conditions of this Agreement, the Company agrees to issue to each Purchaser a warrant, in the form attached hereto as Exhibit C (a “Warrant”), for the right to purchase the number of Common Shares set forth opposite such Purchaser’s name on Schedule

A under the heading “Number of Warrant Shares.” The Common Shares to be issued upon exercise of Warrants shall constitute “Warrant Shares”. As set forth on Schedule A and Exhibit C, (i) each Purchaser’s Warrant will entitle that Purchaser to purchase up to a number of Warrant Shares equal to 15% of the Purchased Shares purchased by that Purchaser at a per share price of $14.40, which is equal to 120% of the closing market price as of the date prior to the date of this Agreement, and (ii) each Warrant is exercisable for a period of three years ending on the third anniversary of the date of this Agreement.

3. Delivery of the Purchased Shares at the Closing

     (a) The completion of the purchase and sale of the Purchased Shares and the issuance of the Warrants (the “Closing”) shall occur at the offices of Calfee, Halter & Griswold LLP, counsel to the Company, at 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio at 9:00 a.m. local time as soon as practicable and as agreed by the parties hereto within five business days following the execution of this Agreement (the “Closing Date”).

     (b) At the Closing, the Company shall authorize its transfer agent (the “Transfer Agent”) to issue to each Purchaser one or more stock certificates (the “Certificates”) registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Purchased Shares set forth in Section 2 above and bearing an appropriate legend (the “Legend”) referring to the fact that the Purchased Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act. The Company will deliver the Certificates together with the Warrants against delivery of payment for the Purchased Shares by the Purchasers by means of wire transfer of immediately available funds to an account designated by the Company. Prior to the Purchasers’ delivery of payment for the Purchased Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

     (c) The Company’s obligation to complete the purchase and sale of the Purchased Shares and the issuance of the Warrants shall be subject to the following conditions, any one or more of which may be waived by the Company:

               (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Purchased Shares being purchased under this Agreement; and

               (ii) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled before the Closing.

     (d) The Purchasers’ obligations to accept delivery of such stock certificates and Warrants and to pay for the Purchased Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser’s obligation:

               (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

               (ii) the Company shall have delivered to the Purchasers a certificate executed by the President and Chief Executive Officer and the Vice President of Finance and Chief Financial Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date; and

               (iii) the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit A.

4. Representations, Warranties and Covenants of the Company

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

     4.1 Organization and Qualification

     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the results of operations and financial condition of the Company.

     4.2 Capitalization

     (a) The authorized capital stock of the Company consists of 25,000,000 Common Shares and 1,000,000 Serial Preferred Shares, without par value.

     (b) As of September 30, 2004, the issued and outstanding capital stock of the Company consisted of 6,101,532 Common Shares. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

     (c) As of September 30, 2004, the Company has reserved for future issuance 1,270,351 Common Shares issuable upon the exercise of outstanding stock options and 272,775 Common Shares available for future grants of stock options under the Company’s Amended and

Restated 1992 Share Incentive Plan, Amended and Restated 1994 Directors’ Share Option Plan, Amended and Restated 1996 Outside Directors’ Stock Option Plan, Amended and Restated 1996 Key Employees and Consultants Stock Option Plan and Amended and Restated 1999 Outside Director Stock Option Plan.

     (d) As of September 30, 2004, the Company has reserved 12,625 Common Shares for issuance upon the exercise of outstanding warrants to purchase Common Shares for a purchase price of $4.80 per Common Share.

     With the exception of the foregoing, and except as set forth on Exhibit B, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase Common Shares or other securities of the Company and there are no commitments, plans or arrangements to issue any Common Shares or any security convertible into or exchangeable for Common Shares.

     4.3 Issuance, Sale and Delivery of the Purchased Shares and Warrants

     (a) The Purchased Shares and the Warrants have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Purchased Shares are in due and proper form under Ohio law. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

     (b) The issuance of the Purchased Shares is not subject to preemptive or other similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Purchased Shares to be sold by the Company as contemplated in this Agreement.

     (c) Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Purchased Shares and the issuance of the Warrants in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     4.4 Financial Statements

     The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

     4.5 No Material Change

     Since September 30, 2004,

     (a) there has been no material adverse change or any development involving a prospective material adverse change in the results of operation or financial condition of the Company, whether or not arising in the ordinary course of business;

     (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

     (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     4.6 Environmental

     Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations and financial condition of the Company,

     (a) the Company is in compliance with all applicable Environmental Laws (as defined below);

     (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

     (c) there are no pending or, to the knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

     (d) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

     For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

     4.7 No Defaults

     The Company is not in violation of its articles of incorporation or code of regulations or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

     4.8 Labor Matters

     No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

     4.9 No Actions

     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the results of operations and financial condition of the Company, or which, singly or in the aggregate, might materially and adversely affect the consummation of this Agreement, nor, to the knowledge of the Company, is there any reasonable basis therefore. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the results of operations or financial condition of the Company.

     4.10 Intellectual Property

     (a) The Company, to its knowledge, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

     (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

     (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the knowledge of the Company, is there any reasonable basis therefore.

     (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

     (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights.

     (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful.

     (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

     (h) To the knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

     4.11 Permits

     To the Company’s knowledge, it possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the results of operations and financial condition of the Company.

     4.12 Due Execution, Delivery and Performance

     (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Purchased Shares and the issuance and delivery of the Warrants, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and shareholders; (ii) will not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the articles of incorporation or code of regulations of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

     4.13 Properties

     The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

     4.14 Compliance

     The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the results of operations and financial condition of the Company.

     4.15 Taxes

     The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

     4.16 Transfer Taxes

     On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Purchased Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

     4.17 Insurance

     The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     4.18 Securities and Exchange Commission Filings

     The Company, since November 30, 2003, has filed on time with the Securities and Exchange Commission (the “Commission”) all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     4.19 Form S-3

     The Company satisfies the registrant requirements for the use of a registration statement on Form S-3 to register the Purchased Shares for resale by the Purchaser under the Securities Act.

     4.20 Additional Information

     The Company represents and warrants that the information contained in the following documents (the “Company Documents”), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates:

     (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

     (c) the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders; and

     (d) all other documents, if any, filed by the Company with the Commission since September 30, 2004 pursuant to the reporting requirements of the Securities Exchange Act.

     4.21 No Integrated Offering

     Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Purchased Shares to the Purchasers. The Company will not make any offers or sales of any security (other than the Purchased Shares and the Warrants) that would cause the offering of the Purchased Shares and the Warrants to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Shares are then traded).

     4.22 Listing of Common Shares

     If the Common Shares are listed on a national securities exchange or automated quotation system on the date the Registration Statement becomes effective, the Company agrees to promptly secure the listing of the Purchased Shares and Warrant Shares upon each national securities exchange or automated quotation system upon which Common Shares are then listed. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Shares from any of the national securities exchange or automated quotation system upon which the Common Shares are currently listed.

     4.23 Securities Laws Disclosure; Publicity

     The Company shall issue a press release disclosing the transactions contemplated hereby prior to 8:30 AM (New York time) the day after the date of this Agreement and file a Current Report on Form 8-K disclosing the transactions contemplated hereby on or before the fourth business day after the date of this Agreement. The Current Report on Form 8-K will disclose the material terms of the transactions contemplated hereby, including the number of Purchased Shares, the Per Share Price and the number of Common Shares that may be issued upon exercise of the Warrants. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and Nasdaq.

     4.24 No Manipulation of Stock

     The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

     4.25 Purchasers’ Fees and Expenses

     The Company shall reimburse the Purchasers for the payment of reasonable legal and other out-of-pocket expenses actually incurred by the Purchasers in connection with the negotiation, execution and consummation of this Agreement and the agreements and transactions contemplated by this Agreement, in an amount not to exceed $15,000 in the aggregate.

5. Representations, Warranties and Covenants of the Purchasers

     5.1 Securities Law Representations and Warranties

     Each Purchaser, severally and not jointly, represents, warrants and covenants to the Company as follows:

     (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares and the Warrants, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchased Shares.

     (b) The Purchaser is acquiring the number of Purchased Shares and Warrants set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Purchased Shares, Warrants or Warrant Shares nor any arrangement or understanding with any other persons regarding the distribution of such Purchased Shares, Warrants or Warrant Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.

     (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Shares, Warrants or Warrant Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

     (d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

     (e) The Purchaser has, in connection with its decision to purchase the number of Purchased Shares and Warrants set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

     (f) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     (g) The Purchaser has not, from the time the Purchaser first became aware of the transactions contemplated by this Agreement through the date of this Agreement, directly or indirectly, entered into any hedging or similar transaction regarding any Common Shares or granted any option to sell (including without limitation any short sale, whether or not against the box), loaned, pledged, transferred, established an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise granted any rights (including, without limitation, any put or call option) with respect to any Common Shares or any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Common Shares. From the date of this Agreement to the Closing, the Purchaser agrees not to, directly or indirectly, enter into any hedging or similar transaction regarding any Common Shares or grant any option to sell (including, without limitation, any short sale, whether or not against the box), loan, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise granted any rights (including, without limitation, any put or call option) with respect to any Common Shares or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Common Shares.

     (h) The Purchasers have not and will not act in concert, or as part of a group or partnership in connection with their purchase of the Purchased Shares, the Warrants and the Warrant Shares or any other transactions contemplated under this Agreement.

     5.2 Resales of Common Shares

     (a) The Purchaser hereby covenants with the Company not to make any sale of the Purchased Shares, Warrants or Warrant Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the

Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Common Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Common Shares is accompanied by a separate officer’s certificate:

               (i) in the form of Appendix III to this Agreement;

               (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

               (iii) to the effect that (A) the Common Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

     (b) The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the prospectus forming a part of the Registration Statement (the “Prospectus,” as further defined in Section 7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Common Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period based on the reasonable determination of the Company’s Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser (i) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose. In the event that the suspension of the Prospectus is longer than the thirty (30) days permitted above, or occurs more than once in any 365-day period, the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Purchased Shares purchased by such Purchaser pursuant to this Agreement for each week the Prospectus remains suspended past and in violation of the foregoing time restrictions.

     (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Purchased Shares or Warrant Shares, other than sales pursuant to a Registration

Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

     5.3 Due Execution, Delivery and Performance

     (a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

6. Survival of Representations, Warranties and Agreements

     Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for Common Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Purchased Shares being purchased and the payment therefore.

7. Form D Filing; Registration; Compliance with the Securities Act; Covenants

     7.1 Form D Filing; Registration of Shares

                         7.1.1 Definitions

     As used in this Section 7.1, the following terms shall have the following meanings:

     (a) “Person” means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or governmental agency or political subdivision thereof.

     (b) “Public Offering” means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Shares and made pursuant to the Securities Act.

     (c) “Registrable Shares” means the Purchased Shares purchased pursuant to this Agreement and the Warrant Shares; provided, however, that a Purchased Share or Warrant Share shall cease to be a Registrable Share for purposes of this Section 7.1 when it no longer is a Restricted Share.

     (d) “Restricted Share” means any Purchased Share or Warrant Share except any that (i) have been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) have been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise have been transferred and a new Common Share not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                         7.1.2 Registration Statement; Expenses

     The Company shall:

     (a) file in a timely manner a Form D relating to the sale of the Common Shares under this Agreement, pursuant to Regulation D as promulgated by the Commission;

     (b) use its best efforts to prepare and file with the Commission a Registration Statement (the “Registration Statement”) on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1), relating to the sale of the Registrable Shares by the Purchasers from time to time on Nasdaq (National Market, Small Cap Market or the facilities of any national securities exchange on which the Company’s Common Shares are then traded) or in privately negotiated transactions, within 30 days following the Closing Date (subject to receipt of necessary information from the Purchasers);

     (c) provide to Purchasers any information required to permit the sale of Purchased Shares or Warrant Shares under Rule 144 of the Securities Act;

     (d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Registration Statement effective on or before 90 days after filing the Registration Statement with the Commission or on or before 120 days after such filing in the event the Commission initiates a review of the Registration Statement; provided, however, the Company shall be obligated to request that the Commission accelerate the date upon which the Registration Statement will be effective within five business days after the Company’s receipt of notice from the Commission that the Commission will not undertake any further review or comment of the Registration Statement and if the Company fails to do so, the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Purchased Shares purchased by such Purchaser pursuant to this Agreement for each week the Company fails to request such acceleration;

     (e) notify Purchasers promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

     (f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all Registrable Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Registrable Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

     (g) promptly furnish to the Purchasers with respect to the Common Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Common Shares registered under the Registration Statement by the Purchasers;

     (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

     (i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (j) bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 7.1.2 and the registration of the Registrable Shares pursuant to the Registration Statement, not including any fees or expenses of counsel for the Purchasers; and

     (k) cause the Registration Statement not to relate to any Common Shares other than the Registrable Shares, any Common Shares issuable to the Placement Agent (as defined in Exhibit B) upon the exercise of warrants granted to the Placement Agent in connection with this Agreement and related transactions and any Common Shares that have registration rights that were granted in writing prior to the date of this Agreement.

               7.1.3 Piggyback Registration Rights

     (a) Until such date as the Registration Statement to be filed in accordance with Section 7.1.2(b) is declared effective by the Commission, if the Company proposes to register any of its Common Shares or any other common shares of the Company under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to Common Shares or any other common shares of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (iii) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Purchasers, which notice shall set forth such Purchasers’ rights under this Section 7.1.3 and shall offer the Purchasers the opportunity to include in such registration statement such number of Registrable Shares as the Purchasers may request. Upon the written request of a Purchaser made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Shares intended to be disposed of by such Purchasers), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares that the Company has been so requested to register by the Purchasers, to the extent requisite to permit the disposition of the Registrable Shares to be so registered; provided, however, that (A) if such registration involves a Public Offering, the Purchasers requesting the registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Shares pursuant to this Section 7.1.3 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Shares, the Company shall give written notice to the Purchasers and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration. The Company’s obligations under this Section 7.1.3 shall terminate on the date that the Registration Statement to be filed in accordance with Section 7.1.2(b) is declared effective by the Commission.

     (b) If a registration pursuant to this Section 7.1.3 involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of Common Shares proposed to be included in such registration exceeds the largest number of Common Shares that can be sold without having an adverse effect on such Public Offering (the “Maximum Offering Size”), the Company will include in such registration only that number of Common Shares which does not cause the Maximum Offering Size to be exceeded, in the following order of priorities: (i) first, all securities the Company proposes to sell for its own account, (ii) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of demand registration rights, and (iii) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration.

     If as a result of the proration provisions of this Section 7.1.3(b), the Purchasers are not entitled to include all such Registrable Shares in such registration, such Purchasers may elect to withdraw their request to include any Registrable Shares in such registration.

     Notwithstanding the foregoing, the Company shall have no obligations under this Section 7.1.3 hereof at any time that such Registrable Shares are the subject of an effective registration statement.

               7.1.4 Delay in Effectiveness of Registration Statement

     In the event that the Registration Statement is not filed with the Commission on or before the 30th day following the Closing Date, the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Purchased Shares purchased by such Purchaser pursuant to this Agreement for each week after the date that the Registration Statement is not filed as required under this Agreement.

     In the event that the Registration Statement is not declared effective on or before the 90th day after filing the Registration Statement with the Commission or on or before the 120th day after such filing in the event the Commission initiates a review of the Registration Statement, the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Purchased Shares purchased by such Purchaser pursuant to this Agreement for each week after the date that the Registration Statement is not declared effective as required under this Agreement.

     7.2 Transfer of Common Shares After Registration

     Each Purchaser agrees that it will not effect any disposition of Purchased Shares or Warrant Shares or its right to purchase the Purchased Shares or Warrant Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

     7.3 Indemnification

     For the purpose of this Section 7.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

                         7.3.1 Indemnification by the Company

     The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or unreasonably delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of Purchased Shares and Warrant Shares, or (iii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

                         7.3.2 Indemnification by the Purchaser

     Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of Purchased Shares and Warrant Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                         7.3.3 Indemnification Procedure

     (a) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure.

     (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

               (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Purchaser from the sale of Purchased Shares and Warrant Shares.

                         7.3.4 Contribution

     If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:

     (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Purchased Shares and Warrants, or

     (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Purchased Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Purchased Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

     7.4 Termination of Conditions and Obligations

     The restrictions imposed by Section 5 or this Section 7 upon the transferability of Purchased Shares shall cease and terminate as to any particular number of the Purchased Shares upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. The restrictions imposed by Section 5 or this Section 7 upon the transferability of Warrant Shares shall cease and terminate as to any particular number of the Warrant Shares upon the passage of two years from the issuance date of those Warrant Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.5 Information Available

     From the date of this Agreement through the date the Registration Statement covering the resale of Registrable Shares owned by any Purchaser is no longer effective, the Company will furnish to such Purchaser:

     (a) as soon as practicable after available (but in the case of the Company’s Annual Report to Shareholders, within 90 days after the end of each fiscal year of the Company), one copy of:

               (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

               (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;

               (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q; and

               (iv) a full copy of the particular Registration Statement covering the Common Shares (the foregoing, in each case, excluding exhibits);

     (b) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

     7.6 Rule 144 Information

     Until the earlier of (i) the date on which all Purchased and Warrant Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Purchased and Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Purchased and Warrant Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

     7.7 Removal of Legend

     The Company shall cause counsel to issue, no later than 5 business days after the Registration Statement becomes effective, a legal opinion instructing the Company’s transfer agent to promptly effect removal of the Legend from certificates representing Purchased Shares or Warrant Shares upon written request to the transfer agent from a Purchaser or transferee that is entitled to exercise rights under this Agreement as long as the Registration Statement is effective. After receipt of a written request from the Purchaser or a transferee that is entitled to rights under this Agreement and subject to the satisfaction of any applicable provisions contained in Sections 5 and 7 hereof, the Company shall cause counsel to promptly issue a legal opinion to the Company’s transfer agent, if required by the Company’s transfer agent, to effect the removal of the Legend from certificates representing Purchased Shares or Warrant Shares (i) if such Common Shares have been resold or transferred pursuant to a registration statement then-effective under the Securities Act, (ii) if, in connection with a sale transaction, the Company is provided by the seller with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of such Common Shares may be made without registration under the Securities Act, (iii) if such Common Shares are eligible for sale under Rule 144(k) of the Securities Act (or any successor rule), or (iv) following any sale of such Common Shares pursuant to Rule 144, provided that the seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

     7.8 Transferees

     As a condition of any transfer of Purchased Shares or Warrant Shares, any transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement, unless such Common Shares are transferred either (i) pursuant to a registration statement then-effective under the Securities Act or (ii) after the restrictions set forth in Section 5 and Section 7 have been terminated pursuant to Section 7.4 above.

8. Broker’s Fee

     The Purchasers acknowledge that the Company intends to pay to Stonegate Securities, Inc. a fee in respect of the sale of the Purchased Shares to certain of the Purchasers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to Stonegate Securities, Inc. or any other person or firm acting on behalf of the Company hereunder.

9. Notices

     All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

     (a) if to the Company, to:

Terry C. Black
Chief Financial Officer
DATATRAK International, Inc.
6150 Parkland Boulevard, Suite 100
Mayfield Heights, Ohio 44124

                         with a copy to:

Thomas F. McKee, Esq.
Calfee, Halter & Griswold LLP
1400 McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10. Modification; Amendment

     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

11. Termination

     This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, if the Closing has not occurred on or before five (5) business days from the date of this Agreement; provided that no Purchaser may terminate this Agreement if the Closing has not occurred due to the failure of such Purchaser to fulfill an obligation under this Agreement.

12. Headings

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13. Severability

     If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

14. Governing Law; Jurisdiction

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such state and the federal law of the United States of America. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any jurisdiction or jurisdictions.

15. Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

[signature pages follow]

In Witness Whereof, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DATATRAK International, Inc.

By /s/ Jeffrey A. Green

Name: Jeffrey A. Green

Its: President and Chief Executive Officer

Purchaser [executed by each of the parties listed on Schedule A]

Entity:

By:

Name:

Title:

Address:

Facsimile:

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

Schedule A

PURCHASERS

		Number of	Warrant Share
Name	Shares	Warrant Shares	Exercise Price
Select Contrarian Value Partners, L.P.	50,000	7,500	$14.40
Ball & Co fbo Fidelity Securities Fund: Fidelity Small Cap Growth Fund	10,000	1,500	$14.40
Gryphon Master Fund, L.P.	52,631	7,895	$14.40
GSSF Master Fund, LP	52,631	7,895	$14.40
Capital Ventures International	78,947	11,842	$14.40
Alpha Capital Aktiengesellschaft	52,631	7,895	$14.40
Midsummer Investments, Ltd.	105,263	15,789	$14.40
Truk Opportunity Fund, LLC	39,579	5,937	$14.40
Truk International Fund, LP	2,526	379	$14.40
TCMP[3] Partners	42,105	6,316	$14.40

Exhibit A

FORM OF OPINION

December __, 2004

Purchasers of Common Shares of

DATATRAK International, Inc.

Ladies and Gentlemen:

     We have acted as counsel to DATATRAK International, Inc., an Ohio corporation (the “Company”), in connection with the issuance and sale to you of the Company’s Common Shares, without par value (the “Common Shares”), and issuance to you of warrants to purchase Common Shares (the “Warrants”) pursuant to the Share Purchase Agreement dated as of December    , 2004 (the “Purchase Agreement”) between the Company and each of the Purchasers and in such amounts as listed on Schedule A thereto (each a “Purchaser” and collectively, the “Purchasers”). The Common Shares purchased by you pursuant to the Purchase Agreement are referred to below as the “Purchased Shares” and the Common Shares issuable upon exercise of the Warrants are referred to below as the “Warrant Shares”. This opinion is being delivered to you pursuant to Section 3(d)(iii) of the Purchase Agreement. Capitalized terms used herein and not expressly defined shall have the meanings assigned to them in the Purchase Agreement.

     In rendering the opinions set forth herein, we have examined executed originals (including counterparts) or satisfactory copies of the following:

     (a) the Sixth Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”);

     (b) the Code of Regulations of the Company, as amended to date (the “Code of Regulations”);

     (c) the Purchase Agreement;

     (d) the Warrants;

     (e) resolutions adopted by the Board of Directors of the Company authorizing, inter alia, the execution and delivery of the Purchase Agreement and the Warrants;

     (f) a certificate from the Secretary of State of Ohio, dated December    , 2004, with respect to the status of the Company as a corporation in good standing under the laws of the State of Ohio as of such date;

     (g) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company in the form attached hereto as Exhibit A (the “Officers’ Certificate”); and

     (h) such other corporate documents and records of the Company, such other certifications or representations as to factual matters of public officials and officers of the Company, and such other documents as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

     Any opinion herein relating to the Company’s good standing is based solely upon the above-referenced certificate of good standing and Articles of Incorporation as certified by the Secretary of State of Ohio. With respect to other factual matters, we have relied exclusively upon the facts provided to us by the Company and the representations and warranties contained in the Purchase Agreement. Insofar as an opinion herein relates to our knowledge of factual matters set forth in the Officers’ Certificate, we have relied solely upon such certificate with respect to the accuracy of such matters and we have not independently verified or established the accuracy thereof. In each place where the phrase “to our knowledge” or similar language appears, such reference is based solely upon: (i) the certificates and documents expressly referred to herein, including the Officers’ Certificate and (ii) the actual knowledge of the attorneys in this office who have, as attorneys, devoted substantive attention to the transactions contemplated by the Purchase Agreement (consisting solely of Thomas F. McKee, Arthur C. Hall III and Seth M. Jupin) and of any other attorneys currently with our firm whom we have determined are likely, in the course of representing any of said parties, to have knowledge of the matters covered by this opinion.

     In rendering our opinions we have assumed the following:

     1. all records and documents examined by us in the preparation of this opinion are complete, authentic and accurate;

     2. all signatures contained in such records and documents (other than the signatures of the officers of the Company) are genuine signatures of the parties purporting to have signed the same;

     3. all natural persons signing such documents and records had, at the time of such signing, full legal capacity to sign and deliver such documents;

     4. all documents submitted to us as copies in connection with our opinions conform to the respective originals thereof;

     5. with respect to the Purchasers, each such Purchaser has all requisite power and authority to enter into and to perform the Purchase Agreement;

     6. the execution, delivery and performance of the Purchase Agreement has been duly authorized by each Purchaser and has been duly executed and delivered by each such Purchaser;

     7. the Purchase Agreement is the legal, valid and binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms;

     8. the execution, delivery and consummation of the Purchase Agreement by each Purchaser will not (i) violate any provision of law applicable to such Purchaser, (ii) violate any order, judgment or decree of any court or other agency of government binding on such Purchaser, or (iii) conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under, or require the termination of any contractual obligation of such Purchaser; and

     9. no action has been taken which amends, revokes or terminates any of the corporate or organizational documents or records, certificates or representations which we have reviewed.

     Based upon and subject to the foregoing, and based upon such investigation of law as we have deemed necessary, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Ohio. The Company has the requisite power to own or lease its property and assets and conduct its business as currently conducted.

     2. The authorized capital stock of the Company consists of 25,000,000 Common Shares and 1,000,000 Serial Preferred Shares, the designation and terms of which may be established by appropriate action of the Board of Directors. Relying solely on a certificate of the Company’s transfer agent, National City Bank, dated as of December    , 2004, the issued and outstanding shares of capital stock of the Company as of September 30, 2004 consisted of 6,101,532 Common Shares. The issuance and sale of the Purchased Shares and the issuance of the Warrants pursuant to the Purchase Agreement has been duly authorized. When the Purchased Shares are issued and delivered against payment of the consideration therefore in accordance with the Purchase Agreement, such shares will be validly issued, fully paid and non-assessable and free of any pre-emptive or similar right. If any Warrant Shares are issued and delivered against payment of the consideration therefore in accordance with the terms of the applicable Warrant, such shares will be validly issued, fully paid and non-assessable and free of any pre-emptive or similar right.

     3. The Company has the requisite corporate power and authority to execute, deliver and perform the Purchase Agreement and the Warrants and to consummate the transactions contemplated thereby. The execution and delivery of the Purchase Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite corporate action of the Company. The Purchase Agreement and the Warrants have been duly executed and delivered on behalf of the Company and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. Neither the execution, delivery, performance nor consummation of the Purchase Agreement or the Warrants by the Company will (a) conflict with, or result in a breach or a violation of, any provision of the Articles of Incorporation or Code of Regulations of the Company or (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (1) any applicable federal or Ohio statute, rule or regulation known to us, or, to our knowledge, any order, writ or decree of any federal or state court, government or governmental agency or body having jurisdiction over the Company or (2) any material agreement to which the Company is a party which was either filed as an exhibit to the Company’s periodic filings with the Securities and Exchange Commission.

     5. The Company is not required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any governmental entity or, to our knowledge, any other third party as a condition to or in connection with the valid execution and delivery of the Purchase Agreement or the Warrants or the consummation by the Company of its obligations under the Purchase Agreement or the Warrants, except as may be necessary to qualify the sale of the Common Shares or the Warrants under state securities or blue sky laws, including the filing of a Form D pursuant to Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”), and the filing of a Form D with the Securities Commissioners of the states in which sales occur.

     6. Based on the representations of the Purchasers in Section 5 of the Purchase Agreement, no registration of the Purchased Shares or Warrants pursuant to the Securities Act is required for the offer and sale thereof by the Company in the manner and under the circumstances contemplated by reason of the exemption contained in Section 4(2) of such act, and the offer and sale of the Purchased Shares and the Warrants as contemplated by the Purchase Agreement has been and is being made in compliance with applicable state securities laws.

     7. Relying solely on the representations in the Officers’ Certificate, there is no litigation pending or threatened against the Company or involving any of its respective properties or assets by or before any court or other governmental entity which would reasonably be expected to have a material adverse effect on the Company, or which questions the validity or enforceability of, or seeks to enjoin or invalidate, the Purchase Agreement or any action to be taken by the Company in connection therewith.

     The foregoing opinions are subject to the following further assumptions, limitations, qualifications and exceptions:

     (a) Our opinions are subject to and affected by (i) applicable bankruptcy, insolvency, avoidance, reorganization, bulk transfer, moratorium or similar laws affecting the rights of creditors generally, including, without limitation, statutory and other laws regarding fraudulent transfers and conveyances and preferential transfers, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). Moreover, the exercise of the rights and remedies under the Purchase Agreement or Warrants could be subject to limitation if (i) the enforcement of such rights and remedies by the Purchasers is not reasonably necessary for the protection of the Purchasers, (ii) the penalties imposed bear no reasonable relation to the damages suffered by the Purchasers, (iii) the enforcement of the rights and remedies violates the obligations of the Purchasers of fair dealing and to act reasonably and in good faith, or would be commercially unreasonable, (iv) any defaults or breaches by the Company are deemed by a court not to be material, or (v) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy. Furthermore, no opinion is expressed as to whether any provisions are specifically enforceable or as to the enforceability of any provision providing for indemnification, which provisions may be unenforceable or limited by the federal laws of the United States, state laws or public policy.

     (b) We express no opinion as to the validity, binding effect or enforceability of any provision in the Purchase Agreement or the Warrants to the extent that such provision: (i) purports to waive any requirement of diligent performance or other care on any Purchaser’s part, (ii) provides that delays or course of dealing will not operate as a waiver or that a waiver must be in writing, (iii) provides for the payment of attorneys’ fees, (iv) provides for the establishment of evidentiary standards, (v) attempts to modify or waive any defenses that the Company may have either at law or in equity, and (vi) provides for the waiver of objections to jurisdiction, venue or statute of limitations or provides for a choice of governing laws other than the laws of the State of Ohio.

     (c) We express no opinion with respect to (i) the accuracy or completeness of any information provided by the Company to the Purchasers regarding the Company or (ii) compliance by the Company or any other party with the disclosure or other requirements of federal or state securities laws or the effect of any noncompliance with such laws on the Purchase Agreement or the Warrants. With respect to the opinion expressed in paragraph 6, we have assumed the accuracy of the representations made by the Company’s placement agent (the “Placement Agent”) in its placement agency agreement with the Company, including that the Placement Agent has not taken any action in connection with the sale of the Purchased Shares and the issuance of the Warrants as contemplated by the Purchase Agreement which would cause such sale and issuance not to comply with Regulation D. Further, the opinion expressed in paragraph 6 above shall not be construed as being applicable to any subsequent sale of Purchased Shares or Warrant Shares, with respect to which we render no opinion.

     The opinions expressed herein are limited to the laws of the State of Ohio and United States federal laws. We express no opinion as to the effect or applicability of the laws of any other jurisdictions.

     Our opinions are limited to the matters expressly stated herein. No implied opinion may be inferred to extend any opinion beyond the matters expressly stated herein. The opinions expressed herein are expressed solely to you and, without the express written consent of the undersigned, may not be reproduced, filed publicly or relied upon by any other persons for any reason.

Very truly yours,

CALFEE, HALTER & GRISWOLD LLP

Exhibit B

SCHEDULE OF EXCEPTIONS

4.2 Pursuant to the Company’s Placement Agency Agreement with Stonegate Securities, Inc. LLC (the “Placement Agent”), upon the Closing, the Company has agreed to issue to the Placement Agent warrants entitling the Placement Agent to purchase an amount of Purchased Shares equal to 5% of the total number of Purchased Shares sold pursuant to the Share Purchase Agreement to investors who participated in the offering as a result of the Placement Agent for a period of three years at an exercise price per share equal to $14.40.

Exhibit C

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

Date: December 28, 2004	Warrant to Purchase *** *** Shares

DATATRAK International, Inc.

(Incorporated under the laws of the State of Ohio)

WARRANT FOR THE PURCHASE OF SHARES OF

THE NO PAR VALUE COMMON SHARES

Warrant Price: $14.40 per share, subject to adjustment as provided below.

     THIS IS TO CERTIFY that, for value received,            (“Purchaser”) and its assigns (collectively, the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to ***     *** shares of the no par value common shares (“Common Shares”) of DATATRAK International, Inc., an Ohio corporation (the “Company”), and to receive certificate(s) for the Common Shares so purchased.

     1. Exercise Period and Vesting. The exercise period is the period beginning on the date of this Warrant (the “Issuance Date”) and ending at 5:00 p.m., Cleveland, Ohio time, on December 23, 2007 (the “Exercise Period”). This Warrant is vested in full as of the Issuance Date and is immediately exercisable by Holder. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

     2. Exercise of Warrant.

          (a) This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by the presentation

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and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A (the “Subscription”) and either (i) tender to the Company of the purchase price equal to the per share warrant price set forth above (the “Warrant Price”) multiplied by the number of Common Shares that this Warrant is being exercised for, in cash, by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company, or (ii) or, after December 28, 2005, if a registration statement is not then-effective under the Securities Act covering the Common Shares issuable under this Warrant, in a “cashless” or “net-issue” exercise in which the Subscription specifies the number of Common Shares to be delivered to the Holder (“Deliverable Shares”) and the number of Common Shares with respect to which this Warrant is being surrendered in payment of the aggregate purchase price for the Deliverable Shares (“Surrendered Shares”); provided that the Warrant Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares. For the purposes of this provision, each Surrendered Share will be attributed a value equal to the average of the “current market price” (as defined in Section 4(c) below) for the 20 trading days immediately preceding the date of exercise less the Warrant Price.

          (b) Upon a valid exercise of this Warrant pursuant to the terms of subsection (a) above , the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Shares so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Shares purchased hereunder on the date this Warrant is validly exercised pursuant to the terms of subsection (a) above (the “Exercise Date”), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Shares will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Shares on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Shares as to which this Warrant remains exercisable for.

     3. Transferability and Exchange.

     This Warrant, and the Common Shares issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Shares shall be transferable from time to time by the Holder upon written notice to the Company (However, Purchaser agrees not to transfer the warrant to any competitor of the Company). If this Warrant is transferred, in whole or in part, the Company shall, upon surrender of this Warrant to the Company, deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Shares that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend similar to the legend at the

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top of this Warrant on any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant or any replacement Warrants. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

     This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

     4. Adjustments to Warrant Price and Number of Shares Subject to Warrant. The Warrant Price and the number of shares of Common Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, “Common Shares” means shares now or hereafter authorized of any class of common shares of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any prior rights of, any class or series of preferred stock).

          (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Shares or other securities, (ii) subdivide its outstanding shares of Common Shares into a greater number of shares, (iii) combine its outstanding shares of Common Shares into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Shares other securities of the Company, then the Warrant Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Shares (or such other securities other than Common Shares) of the Company, at the same aggregate Warrant Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Shares on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one

3

share of Common Shares, and the denominator of which shall be such current market price per share of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

          (c) For the purpose of any computation under any subsection of this Section 4 or under any subsection of Section 2, the “current market price” per share of Common Shares on any date shall be the per share price of the Common Shares on the trading day immediately prior to the event requiring an adjustment hereunder and shall be: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Shares are reported by the Nasdaq National Market or Nasdaq Small Cap Market (or a similar system then in use), the last reported sales price so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Shares are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

          (d) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

          (e) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Shares contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

          (f) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Shares), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation,

4

merger, or sale (a “Transaction”), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the Common Shares that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction.

     5. Registration Rights. The Company hereby grants to Holder, if Holder is not Purchaser, with respect to the shares of Common Shares underlying this Warrant, registration rights identical to those that are granted to Purchasers pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”) dated as of December 23, 2004 by and among the Company, Purchaser and the other parties thereto.

     6. Reservation of Shares. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Shares the number of shares of Common Shares issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Shares that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

     7. Notices to Holder. Upon any adjustment of the Warrant Price (or number of shares of Common Shares purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Shares purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company’s method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 7.

     In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Shares (or such other stock securities) for securities or other property deliverable

5

upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

     8. No Rights as a Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

     9. Additional Covenants of the Company. For so long as the Common Shares are listed for trading on any regional or national securities exchange or Nasdaq (National Market or Small Cap Market), the Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares. The Company shall also comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

     The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Shares issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

     11. Notices. The Company agrees to maintain a ledger of the ownership of this Warrant (the “Ledger”). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) days written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

     12. Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

     13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the principles of choice of laws thereof.

     14. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

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     15. Entire Agreement. This Warrant (including the Exhibits attached hereto) and, with respect to registration rights, the Share Purchase Agreement, constitute the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

DATATRAK INTERNATIONAL, INC.

By:

Title:

7

Exhibit A

SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Shares Evidenced by the Within Warrant)

     The undersigned hereby irrevocably subscribes for           shares (the “Shares”) of the Common Shares of DATATRAK International, Inc. (the “Company”) pursuant to and in accordance with the terms and conditions of the attached Warrant (the “Warrant”), and hereby exercises the Warrant:

     (a) by making payment herewith of $           for the Shares ($           per Share) by tendering cash, wire transferring or delivering a certified check or bank cashier’s check, payable to the order of the Company; or

     (b) in a “cashless” or “net-issue exercise” for, and to purchase the Shares (the “Deliverable Shares”), and herewith makes payment therefor with            Surrendered Shares (as defined in the Warrant). Pursuant to Section 2 of the Warrant, the undersigned attributed a value of $           per Surrendered Share.

     The undersigned requests that a certificate for the Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If the Shares are not all of the shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

     In connection with the issuance of the Shares, I hereby represent to the Company that I am acquiring the Shares for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

     I understand that because the Shares may not be registered at the time of exercise of the Warrant under the Securities Act, I must hold such Shares indefinitely unless the Shares are subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Shares unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

     In the event the Shares are not registered at the time of exercise of the Warrant, I agree that each certificate representing the Shares delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant.

     I further agree that the Company may place stop orders on the certificates evidencing the Shares with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company of an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

Date:	Signed:
Address:

A-1

Exhibit B

ASSIGNMENT

(To be Executed by the Holder to Effect Transfer of the Attached Warrant)

     For Value Received                                          hereby sells, assigns and transfers to                                          the Warrant attached hereto and the rights represented thereby to purchase                     shares of Common Shares in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint                                          as attorney to transfer such Warrant on the books of the Company with full power of substitution.

Dated:	Signed:

Please print or typewrite	Please insert Social Security
name and address of	or other Tax Identification
assignee:	Number of Assignee:

Appendix I

DATATRAK INTERNATIONAL, INC.

STOCK CERTIFICATE QUESTIONNAIRE

     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Common Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2. The relationship between the Purchaser of the Common Shares and the Registered Holder listed in response to item 1 above:

3. The mailing address of the Registered Holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix II

DATATRAK INTERNATIONAL, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

1.	Pursuant to the “Selling Shareholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.	Please provide the number of Warrant Shares that you or your organization will hold Warrants to purchase immediately after Closing:

3.	Please provide the number of Common Shares that you or your organization will own immediately after Closing, including those Common Shares purchased by you or your organization pursuant to this Purchase Agreement and those Common Shares purchased by you or your organization through other transactions:

4.	Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

           Yes            No

     If yes, please indicate the nature of any such relationships below:

Appendix III

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, an officer of, or other person duly authorized by

[fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the Common Shares evidenced by the attached certificate, and as such, sold such Common Shares on                                         , 200      in accordance with Registration Statement number 333-                                        , and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution):

Signature:

Individual Purchaser or Individual representing Purchaser: